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                                                                     Exhibit 4
            PLEASE READ THE ATTACHED INSTRUCTIONS BEFORE COMPLETING

                            SUNRISE PRESCHOOLS, INC.

                                 RESPONSE FORM

For beneficial owners of Redeemable Common Stock Purchase Warrants issued September 11, 1987 [CUSIP NO. 867693 11 1] (the "Warrants").

  A COPY OF THIS RESPONSE FORM ACCOMPANIED BY PAYMENT OF THE FULL SUBSCRIPTION
          PRICE SHOULD BE SUBMITTED TO THE FORWARDING AGENT AS FOLLOWS:

                                BY HAND OR MAIL:
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              (the "nominee record holder" and "Forwarding Agent")

The undersigned, as beneficial owner of the Warrant Certificates described below, hereby subscribes for shares of Common Stock offered by the Company's Prospectus dated April 28, 1995, as supplemented through September 28, 1995, receipt of which is hereby acknowledged, pursuant to exercise of the Warrants as follows:

  Number of Warrants          Shares Subscribed       Subscription Price     Payment Enclosed*
                 X 1/16  =                       X       $1.00      =      U.S. $
  ---------------             -----------------                                   -------------
         * Make check payable to "American Securities Transfer Incorporated" or to the nominee record holder.

I represent that I am the beneficial owner of Warrants, entitling me to purchase not less than the number of shares of Common Stock of SUNRISE PRESCHOOLS, INC. listed above under "Shares Subscribed," that I have full authority to exercise the Warrants and that I executed this Response Form. I hereby authorize the nominee record holder of such Warrants beneficially owned by me, to use its best efforts to exercise the Warrants, to obtain and deliver to the Warrant Agent the Warrant Certificate(s) representing the Warrants, to execute any additional documents necessary or desirable to complete the exercise transaction and to otherwise cooperate with the Company in obtaining the Warrant Certificate(s) and completing the exercise transaction. I understand that until the Warrant Certificate(s) is delivered to the Warrant Agent or the record and beneficial ownership of the Warrants is otherwise conclusively established, the subscription funds delivered herewith to the Forwarding Agent, and subsequently forwarded by the Forwarding Agent to the Warrant Agent, will be held in an escrow account by the Warrant Agent. The Company may reject the within subscription and direct the Warrant Agent to return the subscription funds to the Forwarding Agent if and when it reasonably determines that the ownership of the Warrants cannot be conclusively established or if it determines that issuance of the Common Stock to me would violate the laws of the state in which I reside. I understand that upon completion of the exercise transaction, the Forwarding Agent will receive, on my behalf as beneficial owner, new certificates representing, for each sixteen Warrants submitted, one (1) share of Common Stock of the Company. See Instruction Number 3.

                           PLEASE SIGN AND DATE BELOW

               Signature:
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               Signature:
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               Capacity:
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               Address:
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               Date:
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               Telephone: (   )
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             PLEASE READ THE ATTACHED INSTRUCTIONS BEFORE COMPLETING
                       PLEASE DO NOT WRITE IN SPACE BELOW

No. Warrants Received               No. Certificates                           No. and Denomination of New Certificates

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                                  INSTRUCTIONS

         1. General. This response form is to be used by beneficial owners of the Redeemable Common Stock Purchase Warrants (the "Warrants") (CUSIP No. 867693 11 1) issued on September 11, 1987 by Sunrise Preschools, Inc. (the "Company") and held of record by the nominee record holder. If you are such a beneficial owner and you desire to exercise your Warrants, you should complete and execute the Response Form attached hereto and return it to the Forwarding Agent, accompanied by full payment of the subscription price. Accordingly, if you desire to exercise your Warrants, complete this Response Form and deliver it, accompanied by payment of the full subscription price, to the Forwarding Agent at the address indicated on the Response Form. This will permit the Forwarding Agent to forward the Warrant Certificates, subscription price and other documents necessary to complete the exercise transaction. If you properly exercise your Warrants, for each Warrant surrendered, the Warrant Agent will forward to the Forwarding Agent, to hold for your benefit, new certificates representing one share of Common Stock.

         2. Completion and Delivery of the Response Form. Please fill out the shaded boxes on the Response Form, indicating the number of shares you wish to purchase, which may not exceed one-sixteenth of the number of Warrants you own, and calculate the amount of the payment for your subscription by multiplying the number of Warrants by one-sixteenth to determine the number of shares issuable upon the exercise of the Warrants. Once you have determined the number of shares issuable upon the exercise of your Warrants, multiply the number of shares by the per share subscription price of $1.00. The Warrants expire on November 6, 1995. Date, sign and provide any other information requested on the Response Form.

         3. Exercises On or Prior to November 6, 1995; Revocation. Exercises of Warrants on or prior to November 6, 1995 are considered to be made pursuant to an issuer tender offer. Accordingly, the Company is unable to issue the securities into which the Warrants are exercisable until after November 6, 1995. Warrantholders exercising on or prior to November 6, 1995, may revoke their election to exercise. Revocations must be received by the Warrant Agent on or prior to November 6, 1995. The method of delivery of the revocation is at the option and risk of the Warrantholder but, delivery will be deemed made only when actually received by the Warrant Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly issued, be used.

         4. Request for Assistance or Additional Copies. Questions and requests for assistance or additional copies of this Response Form, the Notice dated October 4, 1995, and the Prospectus may be directed to the Warrant Agent at the address set forth below or to the Forwarding Agent at the address set forth on first page of this Response Form:

                          The Warrant Agent:

                          American Securities Transfer Incorporated
                          938 Quail Street, Suite 101
                          Lakewood, Colorado  80215-5513
                          Attn:  John Harmon
                          (303) 254-5300